SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RADYNE COMSTREAM INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each series of securities to which transaction applies:

(1)	Aggregate number of securities to which transaction applies:

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (3)  Proposed maximum aggregate value of transaction:

                      $

     (4)  Total fee paid:

                      $

[   ]  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RADYNE COMSTREAM INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2000

To Our Stockholders:

      The 2000 annual meeting of Stockholders of Radyne ComStream Inc. (the “Company”) will be held at the offices of the Company, 3138 East Elwood Street, Phoenix, Arizona 85034, on June 29, 2000, beginning at 2:00 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect six directors, each for a term of one year;

2.	To consider and vote upon a proposal to adopt a Long-Term Incentive Plan;

3.	To consider and vote upon a proposed Plan of Reincorporation that would change the Company’s state of incorporation from New York to Delaware; and

4.	To transact such other business that may properly come before the meeting.

      Stockholders of record at the close of business on May 10, 2000 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

      Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it to the Company via facsimile to (602) 437-4811 and in the enclosed postage-paid envelope.

By Order of the Board of Directors

/s/ ROBERT C. FITTING

ROBERT C. FITTING
Chief Executive Officer

May 15, 2000

Phoenix, Arizona

RADYNE COMSTREAM INC.

3138 East Elwood Street
Phoenix, Arizona 85034
(602) 437-9620

PROXY STATEMENT

       This Proxy Statement relates to the 2000 annual meeting of Stockholders to be held on June 29, 2000 at 2:00 p.m. local time, at the Company’s offices, 3138 East Elwood Street, Phoenix, Arizona 85034, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about May 19, 2000.

ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

•	the election of six directors;

•	the adoption of the Company’s 2000 Long-Term Incentive Plan; and

•	the approval of a Plan of Reincorporation from New York to Delaware.

      In addition, the Company’s management will report on the progress of the Company during 1999 and respond to questions from stockholders.

Who is entitled to vote?

      Only stockholders of record at the close of business on the record date, May 10, 2000, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on May 10, 2000, there were issued and outstanding [               ] shares of the Company’s common stock, which are entitled to cast [               ] votes.

Who can attend the meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

      You can vote on matters to come before the meeting in two ways:

1.	You can attend the meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it to the Company. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors.

What if I vote and then change my mind?

      You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

Your last vote will be the vote that is counted.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see page 3);

•	for adoption of the Company’s 2000 Long-Term Incentive Plan (see page 14); and

•	for approving the Plan of Reincorporation (see page 18).

      With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of Directors. The nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      Plan of Reincorporation. Approval of the proposed Plan of Reincorporation will require the affirmative vote of two-thirds of the shares represented in person or by proxy and entitled to vote on the item. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      Other Items. For each other item, including the 2000 Long-Term Incentive Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the proposal to adopt the Company’s 2000 Long-Term Incentive Plan. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

      Under New York law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the annual meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

BOARD OF DIRECTORS

      This Section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings and their compensation.

ELECTION OF DIRECTORS

(Proposal No. 1)

General

      A board of six (6) directors is to be elected at the annual meeting. It is expected that a majority of the Common Stock will be voted in favor of the six (6) nominees named below, all six (6) of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director, an alternate nominee shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified.

Vote Required

      If a quorum is present and voting, the six (6) nominees receiving the highest number of votes will be elected to the Board of Directors.

Nominees

      The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title

Lim Ming Seong	51	Chairman of the Board of Directors

Lee Yip Loi	55	Director

Dennis W. Elliott	57	Director

Tang Kum Chuen	43	Director

Robert C. Fitting	64	Director, Chief Executive Officer and President

Dr. C.J. Waylan	58	Director

      LIM MING SEONG has been a Director and Chairman of the Board of the Company since August 13, 1996 and is chairman of its Compensation Committee. He is the Chairman of ST and of Vertex Management, Inc., a member of the Singapore Technologies group, and he has been Group Director of Singapore Technologies Pte Ltd, the parent of ST since February of 1995. From March 1992 until February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd and from February 1990 to March 1992, he was Group President of Singapore Technologies Holdings Pte Ltd. Prior to that time he held various corporate and government positions, including Deputy Secretary in the Singapore Ministry of Defense from 1979 to 1986. Mr. Lim is a director of 41 subsidiary companies of Singapore Technologies.

      LEE YIP LOI has been a Director of the Company since August 13, 1996 and is chairman of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Lee is also a director of ST. He was Regional Director (America) of Singapore Technologies Pte Ltd from March 1994 until December 1998, and from May 1990 to January 1997 he was President of its affiliate, Metheus Corporation. Prior to that time he held a number of managerial positions with such corporations as Morgan Guaranty Trust and Singapore Technologies Pte Ltd and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs. Mr. Lee is currently a director of Stetsys Pte Ltd, Stetsys US Inc., California Avitron Corporation, Tritech Microelectronics Pte Ltd, Tritech Microelectronics Inc., Chartered Semiconductor Manufacturing Inc., ST Assembly and Test Services, Inc., Vertex Management, Inc. and Tritech Design Inc.

      DENNIS W. ELLIOTT has been a Director of the Company since October 1998 and is a member of the Audit and Compensation Committees of the Board. He is the President of Elliott Communications Co., a technology/marketing consulting concern involved in advising companies on strategy and developing operating ventures in telecommunications, data networking, digital television/ HDTV and multimedia. Until September 1998, Mr. Elliott was a Director of STM Wireless, Inc. and a member of its Compensation Committee from January to September 1998. Mr. Elliott is currently a director of Firetalk, Inc. He has also held executive positions at Pacific Telecom, Inc., RCA American Communications (now GE American Communications) and RCA Global Communications.

      TANG KUM CHUEN has been a Director of the Company since June 1999. Mr. Tang has been the General Manager of Agilis Communication Technologies Pte Ltd since January 1999. From July 1997 until December 1998, he was the Deputy General Manager of CET Technologies Pte Ltd. From April 1990 until June 1997, he was employed by Singapore Technologies Electronics Limited, initially as Senior Project Engineer and promoted to Divisional Manager on 1 July 1996. From May 1987 until March 1990, he held various government positions with the Singapore Ministry of Defense. Mr. Tang has a Master of Science degree (IE) from the National University of Singapore and a Bachelor of Engineering degree (First Class Honors) from Monash University.

      ROBERT C. FITTING has been a Director of the Company since March 1995 and has served as the Company’s Chief Executive Officer since October 1998 and its President since February 1995. He became a Director of the Company in March 1995. Mr. Fitting has a Master of Electrical Engineering degree from New York University and a Bachelors with distinction from Penn State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications. The new company was named Comtech Data Corporation, currently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start a new company called EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the “Arizona Entrepreneur of the Year” award in 1993 in the manufacturing/high technology category.

      DR. C.J. WAYLAN has been a director since February 15, 2000 and is a member of the Audit and Compensation Committees of the Board. He is currently the President and Chief Executive Officer of Constellation Communications, Inc. (CCI) since September 1997. From 1981 until 1996, Dr. Waylan served as executive vice president of GTE’s wireless business group. He founded Southern Pacific Satellite Company (SPSC) which became GTE Spacenet, where he served as its president until 1993. Prior to starting SPSC, Dr. Waylan served in the US Navy for twenty years in a number of space and communications-related positions. He retired from the Navy in 1979 with the rank of Commander. Dr. Waylan received a bachelor of science degree from the University of Kansas, a master of science degree in electrical engineering and a Ph.D. from the Naval Postgraduate school. He currently serves on the boards of directors of Constellation Communications, Inc. and Globecomm Systems, Inc. Dr. Waylan served on the board of directors of Stanford Telecom prior to its sale to Newbridge Corporation in 1999 and served on numerous boards for commercial and government organizations including the International Communications and Information Policy Advisory Committee of the U.S. Department of State.

The Board of Directors recommends a vote FOR election of each of the director nominees.

How are directors compensated?

      Our policy has been to pay no cash compensation to directors who are our employees or ST affiliates for their service as directors. Outside directors are paid $4,000 per meeting attended and $500 if attendance is via telephone. In April 1999, all directors became eligible to receive stock options. In June 1999, the Board of Directors voted to grant stock options to four directors. Robert Grimes, Dennis Elliot, Kum Chuen Tang, and

Yip Loi Lee each received an option to purchase up to 10,000 shares of our common stock at an exercise price of $3.25 per share. The options expire in June 2009. On February 14, 2000, Dr. Waylan was granted options to buy 10,000 shares of our common stock at $14.00 per share. The options expire in February 2010.

Are employees of the Company paid additional compensation for service as a director?

      No. We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during fiscal 1999?

      The Board of Directors met four times during fiscal 1999. Attendance by directors at the meetings of the Board and Board committees on which they served was 100%.

What committees has the Board established?

      The Board of Directors has standing Compensation and Audit Committees. The Company does not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for directors at an annual meeting. For more information, see page 38 under “Stockholder Proposals and Nominations.”

Name	Compensation Committee	Audit Committee

Lim Ming Seong	X

Lee Yip Loi	X	X

Robert A. Grimes	X	X

Dennis W. Elliott	X	X

      Compensation Committee. The Compensation Committee, which consisted of directors Lim, Lee, Elliott and Grimes, met four times during fiscal 1999. The Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. The Committee also reviews and approves the Company’s compensation policies and administers the Company’s 1996 Incentive Stock Option Plan. If approved, the Compensation Committee will administer the 2000 Long-Term Incentive Plan.

      Audit Committee. The Audit Committee, which consisted of directors Lee, Grimes and Elliott, met four times during fiscal 1999. The Audit Committee reviews and approves the scope of the audit performed by the Company’s independent auditors as well as the Company’s accounting principles and internal accounting controls.

EXECUTIVE OFFICERS AND COMPENSATION

      Our management consists of the following personnel, in addition to Robert C. Fitting, our Chief Executive Officer who is named above as a Director.

Name	Age	Position

Brian Duggan	58	President and Chief Operating Officer

Steven Eymann	48	Executive Vice President

Garry Kline	51	Chief Financial Officer

The Executive Officers

      BRIAN DUGGAN was promoted to President and Chief Operating Officer on March 28, 2000. Mr. Duggan had served as Vice President of Sales and Marketing since December 1998. In that capacity, Mr. Duggan handled global sales and marketing efforts for our complete equipment line, with all regional sales offices reporting directly to him. Prior to this appointment, Mr. Duggan served as Director of Worldwide Sales for ComStream Corporation. Before joining ComStream in 1995, Mr. Duggan spent eight years as Director of Marketing with Comtech Systems, Inc. He has held various positions with Plessey Electronics Systems Ltd. (UK) in engineering and sales and marketing, and with Datotek Corporation in Texas as Director of Marketing. Mr. Duggan is a graduate of Hatfield College in the United Kingdom, where he majored in engineering.

      STEVEN W. EYMANN has been Chief Technical Officer since October 1998 and has been our Executive Vice President since February 1995. Mr. Eymann graduated with honors and a Bachelor of Science in Electrical Engineering from the University of Nebraska. His professional career began in 1974 at the Motorola Government Electronics Division, where he was a design engineer, task leader and finally a project leader for the DSU-23/29B fuse development program. As project leader, he was responsible for project management, budgets, schedules, and design and testing of the fuse. He designed the computer-controlled automatic test set for factory testing based on a HP 9825 computer. The DSU-23/29B is a L-Band PN radar for accurate, low-cost altitude direction. In June 1981, Mr. Eymann joined Comtech Data Corporation, where he was Director of Product Development. Mr. Eymann was responsible for budget, schedule, and technical aspects of all new product development within Comtech. Prior to becoming the Director of Product Development, he served as a senior engineer with program and technical design responsibility. He left Comtech in 1984, along with Robert Fitting, to start EFData Corporation. As co-founder and Vice President of EFData, Mr. Eymann was responsible for new product development and engineering management in the design and manufacture of high technology, military and commercial communications equipment. Mr. Eymann left EFData in February 1995 to join our company.

      GARRY D. KLINE, Vice President of Finance, Chief Financial Officer and Secretary, joined our company in September 1995. From that time until July 1997 he was Secretary and Controller. From 1987 until September 1995, Mr. Kline served as CFO and Controller of EFData Corporation. Prior to 1987, Mr. Kline served in various positions, including Vice President of Finance for Megatronics Inc., a publicly held printed circuit board manufacturer, Vice President of Operations for Vernal Lodging Associates, a hospitality management company, and General Partner of Tax and Accounting Computer Service, an accounting company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

      Robert C. Fitting and Steven W. Eymann, the Company’s Chief Executive Officer and Executive Vice President, respectively, are compensated pursuant to an employment agreement which was executed in 1995 prior to the Committee members’ election to the Board. Mr. Fitting’s and Mr. Eymann’s compensation is composed principally of base salary and stock options granted in 1996 and 1998. The options granted in 1996 were originally subject to conditions as to exercisability as set forth in the 1995 employment agreement. As such, those options would become exercisable in accordance with a milestone schedule by reference to the Company’s earnings before interest and taxes. On October 6, 1998, the Committee determined, and the Board agreed, that the milestones should be deemed satisfied as a result of the Company’s acquisition of ComStream Holdings, Inc. Accordingly, those options have become exercisable.

      Garry D. Kline, the Company’s Chief Financial Officer, had compensation composed principally of base salary, stock options granted in 1999 and bonuses as described below.

      In August 1999, our Board of Directors recognized the significant achievements of our senior management in effecting the ComStream integration by awarding bonuses of $203,900 to Robert C. Fitting, $98,900 to Steven W. Eymann, and $46,700 to Garry D. Kline. In addition, to further the goal of providing senior management an equity stake in our company, the Compensation Committee and the Board of Directors resolved to permit senior management to borrow funds from our company for the purpose of exercising stock options. In October 1999, Messrs. Fitting and Kline borrowed $200,000 and $50,000, respectively, for the purpose of exercising stock options. In November 1999, Mr. Eymann borrowed $100,000 for the purpose of exercising his stock options. No additional loans are available under this arrangement. We recorded the $350,000 in loans made to Messrs. Fitting, Eymann and Kline as compensation expense in 1999.

      Under the terms of the promissory notes executed by each of Messrs. Fitting, Eymann, and Kline, each promises to pay 50% of the principal amount due with interest on the first anniversary date of the note. The remainder of the principal, plus interest, is due on the second anniversary date of the note. The unpaid principal bears interest at a rate of 5% per annum. If the borrower continues to be employed by us, we will forgive one-half of each loan (including interest) in January 2001, and we will provide sufficient bonus compensation at those times to enable the employees to satisfy the resulting income tax obligation. If we terminate our relationship with any of Messrs. Fitting, Eymann, or Kline for cause or if any of them voluntarily terminates the relationship, any portion of the loan not forgiven will become due and payable. Further, based upon the exercise of their options with the proceeds of these loans, each of Messrs. Fitting, Eymann, and Kline has agreed not to own, operate or be employed by a competing entity during a two-year period commencing from the date of the termination of this employment either involuntarily for cause or voluntarily by the employee.

LIM MING SEONG, Chairman
LEE YIP LOI
ROBERT A. GRIMES
DENNIS W. ELLIOTT

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee has consisted of Messrs. Lim, Lee, Elliott and Grimes. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the executive officers of the Company.

EXECUTIVE COMPENSATION SUMMARY

      The following table sets forth the total compensation paid or accrued for our chief executive officer and our four other most highly compensated executive officers who were employed by us at December 31, 1999, excluding officers paid less than $100,000 annually (collectively, the “Named Executive Officers”).

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	SARs	($)	($)(1)

Robert C. Fitting	1999	$366,588	—	—	—	—	—	$229,056
President and Chief	1998	$144,234	—	—	—	30,000	—	$1,186
Executive Officer	1997	$116,529	—	—	—	—	—	$1,165

Steven W. Eymann	1999	$236,916	—	—	—	—	—	$138,588
Executive	1998	$133,543	—	—	—	30,000	—	$1,174
Vice-President	1997	$111,162	—	—	—	—	—	$1,112

Garry D. Kline	1999	$113,045	—	—	—	20,000	—	$92,070
Chief Financial	1998	$75,000	—	—	—	30,000	—	$186
Officer	1997	$69,904	—	—	—	—	—	$524

(1)	For the years ended in 1997 and 1998, these amounts were for matching 401K contributions. For 1999, Mr. Fitting’s other compensation consisted of an executive bonus of $203,900 plus matching 401K contributions of $2,000, excess group term life insurance premiums of $3,048 and cafeteria plan related benefits of $20,108. Mr. Eymann’s other compensation for 1999 consisted of executive bonuses of $132,900 plus matching 401K contributions of $2,000, excess group term life insurance premiums of $635 and cafeteria plan related benefits of $3,053. Mr. Kline’s other compensation for 1999 consisted of executive bonuses of $87,200, plus matching 401K contributions of $2,000 and cafeteria plan related benefits of $2,870.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning grants of stock options to the Named Executive Officers during fiscal 1999. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights ( “SARs”).

Individual Grants

Percent of
	Number of	Total Options/
	Securities	SARs Granted			Grant Date
	Underlying Options/	to Employees in	Exercise Price	Expiration	Present Value
Name	SARs Granted	Fiscal Year	(Per Share)	Date	$(1)

Robert C. Fitting	—	—	—	—	—

Steven Eymann	—	—	—	—	—

Gary Kline	20,000	1.0%	$3.00	9/16/09	$47,025

(1)	Based on the Black-Scholes option pricing model, assuming that one-fourth of the options will be exercisable on the grant date and each of the first three anniversaries thereof, no dividend yield, expected volatility of 130% and a risk-free interest rate of 5.76%. Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

AGGREGATE OPTION EXERCISES IN 1999 AND HOLDINGS AT YEAR END

      The following table sets forth information concerning option exercises and option holdings for fiscal 1999 with respect to the Named Executive Officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options/		In-The-Money Options/
	Acquired		SARs at Fiscal Year-End		SARs at Fiscal Year-End(1)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert C. Fitting	128,200	$64,100	101,885	15,000	$428,324	$59,063

Steven Eymann	64,100	$19,871	165,985	15,000	$705,436	$59,063

Garry Kline	25,551	$11,511	10,492	16,500	$38,659	$115,313

(1)	Options are considered “in the money” if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 1999 closing price of the Common Stock of $6.75 per share on the OTC Bulletin Board, less the per share exercise price.

Employment Agreements

      Under the employment agreements between the Company and Messrs. Fitting and Eymann, they will serve as Chief Executive Officer and Vice President of the Company, respectively, until the earlier of June 30, 2000 or such time as the Company’s adjusted earnings before interest and taxes exceeds $6,000,000 for a period of four (4) calendar quarters. Pursuant to the agreements, the Company presently pays Mr. Fitting an annual salary of $200,000 and Mr. Eymann an annual salary of $150,000 and has granted them certain of the stock options described in the above table. Each of Mr. Fitting and Mr. Eymann has also agreed that if he exercises any of the stock options, he will not engage in any business which competes with the Company until after the second anniversary of his termination of employment with the Company, except in the case of involuntary termination without cause.

Employee Compensation Plans

      1996 Incentive Stock Option Plan. Our stockholders adopted the 1996 Incentive Stock Option Plan, on January 8, 1997, as a means of rewarding certain officers and directors for their efforts in improving our competitive and financial position and also as an incentive to retain these individuals in the future. Our Board of Directors or the Compensation Committee administers the plan. Each has the authority to determine all matters relating to the plan, including the selection of individuals to be granted options, the number of shares subject to the options, the exercise price, and the term of and method by which the options may be exercised. As of December 31, 1999, options to purchase 1,542,706 shares of common stock were outstanding at a weighted average exercise price of $3.10 per share and options have been exercised to purchase 390,372 shares of common stock. The total number of shares of common stock remaining reserved for issuance under the plan as of December 31, 1999 was 1,790,670. Under the plan, we may not grant options after November 12, 2006.

      Options granted under the plan may be non-qualified options or options qualifying as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The initial exercise option price of each stock option granted under the plan will not be less than the fair market value (110% of the fair market value if the grant is to any grantee owning more than 10% of our outstanding common stock) of the common stock subject to the option.

      An option grantee must exercise any option no more than ten years after the date of the grant, except that options granted to persons who own more than 10% of the total combined voting power of our stock or that of an affiliate must be exercised within five years of the grant.

      Any option granted on or after October 6, 1998 under the plan generally becomes exercisable immediately as to 25% of the shares covered thereby and becomes exercisable for an additional 25% in each of the succeeding three years. An amendment to the plan has accelerated the exercise schedule on certain earlier option grants to match the current schedule or to become immediately exercisable. No options granted under the plan are transferable, except upon the death of the grantee.

      1999 Employee Stock Purchase Plan. On June 15, 1999, our stockholders adopted the 1999 Employee Stock Purchase Plan, as a means of rewarding and retaining existing employees. The purchase plan allows eligible employees, including officers and directors, to utilize payroll deductions to purchase shares of our common stock.

      The Board of Directors or a committee of two or more directors, none of whom will be officers or employees, have full authority to administer all aspects of the purchase plan. As of December 31, 1999, 1,000,000 shares are authorized for issuance under the purchase plan. We expect to activate the purchase plan in the first quarter of 2000.

      Each eligible employee may elect to have from 1% to 15% of his or her salary deducted in each pay period and deposited into a stock purchase account in such employee’s name. At the conclusion of each purchase period, the employee may exercise the right to purchase shares of common stock or elect a cash distribution of all amounts held in the stock purchase account. Amounts in such accounts may be used by employees to purchase the largest number of whole shares available at the purchase price. The purchase price for shares of common stock will be the lesser of 85% of the fair market value of the common stock on (a) the first day of the applicable purchase period, or (b) the last day of such period. In the event of termination of a participant’s employment of all funds in the employee’s stock purchase account will be distributed to such employee in cash, except for termination relating to a normal or early retirement, in which case the balance in the stock purchase account will be used to purchase shares of common stock.

      Employee Benefit Plan. We have a qualified contributory 401(k) plan that covers all employees in our Phoenix facility who have attained the age of 18 and are employed at the enrollment date. We provided contributions of $85,301 for the year ended December 31, 1999 and $31,690, for the year ended December 31, 1998. Each participant may elect to contribute up to 15% of his or her gross compensation up to the maximum amount allowed by the Internal Revenue Service. We match up to 2% of the employee’s salary.

      We also have a qualified contributory 401(k) plan that covers all full-time employees in our San Diego facility who have been employed continuously for at least 30 days prior to the enrollment date. We provided contributions of $143,487 for the year ended December 31, 1999 and $30,450 for the period October 15, 1998 through December 31, 1998. Each participant may elect to contribute up to 15% of his or her gross compensation up to the maximum amount allowed by the Internal Revenue Service. We match $0.35 for every dollar up to 7% of the employee’s contribution.

STOCK PRICE PERFORMANCE GRAPH

      The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) the Company’s Common Stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Market”) and (iii) a peer group index selected by the Company (the “Peer Group”), from December 31, 1994 through December 31, 1999 (the end of the Company’s fiscal year). The Peer Group was selected by the Company based upon similar Standard Industrial Codes.

      The graph assumes that $100 was invested on December 31, 1994 in the Company’s Common Stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

[LINE GRAPH]

	Radyne Comstream Inc.		NASDAQ Stocks (SIC
		Nasdaq Stock Market (US	3660-3669 US Companies)
		Companies)	Communications Equipment

1994	100.00	100.00	100.00
1995	677.10	141.30	155.10
1996	4166.70	173.90	172.10
1997	520.80	213.10	184.20
1998	562.50	300.40	169.50
1999	1125.00	556.90	731.20

Certain Relationships and Related Transactions

      We made loans of: (1) $200,000 to Robert C. Fitting on October 8, 1999; (2) $100,000 to Steven W. Eymann on November 1, 1999; and (3) $50,000 to Garry Kline on October 11, 1999. The proceeds of these loans were used by each of Messrs. Fitting, Eymann, and Kline to exercise stock options in October and November 1999 for an aggregate of 217,851 shares of Common Stock granted under the 1996 Incentive Stock Option Plan.

      Sales of products in the ordinary course of business to Agilis Communication Technologies Pte Ltd, an affiliated company under the common control of ST, were $200,115 for the year ended December 31, 1999.

      Until October 1998, ETS was a wholly-owned subsidiary of ST. Sales of products in the ordinary course of business to ETS were $172,750 for the year ended December 31, 1999.

      During 1998, ST loaned us $5,618,272, which bore interest at rates ranging from 6.625% to 6.844%. We used the proceeds from these loans to repay and terminate a bank line of credit with Bank of America NT & SA, for which ST had provided a non-binding letter of awareness. In October 1998, ST loaned us an additional $10.0 million in connection with the ComStream acquisition, which bore interest at 6.375%. On Septem-

ber 30, 1999, ST instructed us to capitalize the entire $15,618,272 principal amount of the debt we owed to ST in partial exercise of its rights under our rights offering. In October 1999, ST exercised the balance of its rights by paying cash to us in the amount of $423,700. We used these funds, along with $932,200 of cash on hand, to pay the accrued interest due of $1,355,000 to ST.

      Interest expense on notes payable to ST was $774,000 for the year ended December 31, 1999. There is no outstanding debt to ST as of December 31, 1999 and accrued interest has been paid in full.

Security Ownership of Principal Stockholders and Management

      The following table sets forth, as of December 31, 1999, the ownership of our Common Stock by (i) each person who is known by us to own of record or beneficially more than 5% of our outstanding Common Stock, (ii) each of our directors and our Chief Executive Officer and Executive Vice President, and (iii) all directors and executive officers of our company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated subject to applicable community property law.

			Percentage of	Percentage of
	Number of		Class Before	Class After this
Name & Address	Shares(1)		this Offering(1)	Offering(1)

Stetsys US, Inc.(2)	1,180,000		10.99%	8.98%

Stetsys Pte Ltd(2)	9,676,800	(3)	90.15%	73.68%

Robert C. Fitting(4)	238,635	(5)	2.20%	1.80%

Steven W. Eymann(4)	237,835	(6)	2.18%	1.79%

Garry D. Kline(4)	42,493	(7)	*	*

Ming Seong Lim(2)	0		0	0

Yip Loi Lee(4)	10,000	(8)	*	*

Robert A. Grimes(4)	10,000	(8)	*	*

Dennis W. Elliott(4)	10,000	(8)	*	*

Kum Chuen Tang(2)	10,000	(8)	*	*

All directors and executive officers of the company as a group (eight persons)	558,963		5.07%	4.15%

*	Less than one percent.

(1)	The numbers and percentages shown include the shares of common stock actually owned as of December 31, 1999 and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of December 31, 1999 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)	The address for each of these stockholders is: c/o Singapore Technologies Pte Ltd, 83 Science Park Drive, #01-01/02 The Curie, Singapore Science Park, Singapore 118258.

(3)	The shares reported as owned by Stetsys Pte Ltd include the shares reported as beneficially owned by Stetsys US, Inc., of which Stetsys Pte Ltd is the sole stockholder. The Minister of Finance (Incorporated) of Singapore owns 100% of the stock of Singapore Technologies Pte Ltd, which in turn owns 100% of Stetsys Pte Ltd. An aggregate of 3,900,000 of the outstanding shares held by Stetsys Pte Ltd. and Stetsys US Inc. are subject to a lock-in agreement required by certain state regulatory authorities.

(4)	The address for each of these stockholders is: c/o Radyne ComStream Inc., 3138 East Elwood Street, Phoenix, Arizona 85034.

(5)	Includes 105,635 shares underlying exercisable options held by Mr. Fitting. Of the outstanding shares owned by Mr. Fitting, 59,500 shares are, and 40% of any shares acquired by Mr. Fitting upon exercise of options may be, subject to a lock-in agreement required by certain state regulatory authorities.

(6)	Includes 169,735 shares underlying exercisable options held by Mr. Eymann. Of the outstanding shares owned by Mr. Eymann, 27,250 shares are, and 40% of any shares acquired by Mr. Eymann upon exercise of options may be, subject to a lock-in agreement required by certain state regulatory authorities.

(7)	Includes 14,242 shares underlying exercisable options held by Mr. Kline. Of the outstanding shares owned by Mr. Kline, 11,500 are, and 40% of any shares acquired by Mr. Kline upon exercise of options may be, subject to a lock-in agreement required by certain state regulatory authorities.

(8)	Represents 10,000 shares underlying exercisable options held by each of Messrs. Elliott, Grimes, Lee and Tang.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it during the year ended December 31, 1999, the Company believes that, during such year its executive officers, directors and ten percent stockholders complied with all such filing requirements.

ADOPTION OF THE RADYNE COMSTREAM INC.

2000 LONG-TERM INCENTIVE PLAN

(Proposal No. 2)

      The Board of Directors has approved the adoption of the Radyne ComStream Inc. 2000 Long-Term Incentive Plan (“Plan”), subject to approval by the stockholders of the Company. We have summarized below the key provisions of the Plan. Because it is a summary, it may not contain all the information that is important to you.

What is the purpose of the plan?

      The Board believes that using long-term incentives under the Plan will be beneficial to the Company to promote the success and enhance the value of the Company by linking the personal interests of its key employees and non-employee directors to those of its stockholders and by providing them with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of individuals upon whose judgement, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan, if approved by stockholders, will have an effective date of May 1, 2000. The following summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which is included at the end of this Proxy Statement as Annex I.

Who administers the plan?

      The Plan will be administered by either the Board or a committee appointed by the Board consisting of at least two (2) non-employee directors who also qualify as “outside directors” under section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). If the Board does not appoint a Committee, any reference to the Committee shall be to the Board.

      This committee will have the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the committee will not have the authority to waive any performance restrictions with respect to any performance-based awards.

Who is eligible to participate in the plan?

      Persons eligible to participate in the Plan (other than non-employee director options) include all employees and officers of, and consultants and advisors to, the Company and its subsidiaries. All non-employee directors of the Company and its subsidiaries are eligible to receive non-employee director stock options under the Plan.

What are the number of shares reserved for issuance under the plan?

      A total of 2,000,000 shares of the Company’s Common Stock are available for grant under the Plan. The total number of shares of stock that may be subject to one or more awards to a single participant under the Plan during any fiscal year is 500,000. The total number of shares of Company Common Stock payable in the form of performance-based awards for a performance period is 500,000 or if such performance-based compensation is payable in cash, the total amount payable will be determined by multiplying 500,000 by the fair market value of one share of Stock on the first day of the performance period.

What type of awards are available under the Plan and what are the federal income tax consequences of the available awards under the plan?

      The Plan allows grants of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, and Performance Based Awards.

  Incentive Stock Options

      An ISO is a stock option that satisfies the requirements specified in Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

      An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or subject to a substantial risk of forfeiture under Section 83 of the Code.

      If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee’s gain on a disqualifying disposition, if any, will be taxed as capital gain.

      In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

      The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

  Non-Qualified Stock Options

      An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as “non-qualified” because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code. The options granted to non-employee directors under the Plan will be NQSOs. In addition, non-employee directors may be granted additional options in the Committee’s discretion. The annual non-employee director grants will vest six months after grant.

      No taxable income will be realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction.

      Upon a subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

  Stock Appreciation Rights

      An SAR is the right granted to an employee to receive that appreciation in the value of a share of common stock over a certain period of time. Under the Plan, the Company may pay that amount in cash, in common stock, or in a combination of both.

      A recipient who receives an SAR award is not subject to tax at the time of the grant and the Company is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must in include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). The Company is entitled to a corresponding tax deduction in the amount equal to the income includable by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR, provided that it withholds taxes from the associate in the amount recognized upon exercise of the SARs.

  Restricted Stock Awards

      Under the Restricted Stock feature of the Plan, an eligible individual may be granted a specified number of shares of common stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the recipient violates with any of the restrictions during the period specified by the committee or the performance standards fail to be satisfied, the stock is forfeited. A recipient of a Restricted Stock Award will recognize ordinary income equal to the fair market value of the stock at the time the restrictions lapse. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

      Instead of postponing the income tax consequences of a Restricted Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

      The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. The character of such capital gain or loss will depend upon the period the Restricted common stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed.

  Performance Shares

      Under the Plan, the Committee may grant performance share units to eligible individuals. Typically, each performance share unit will be deemed to be the equivalent of one share of stock. A recipient of a Performance Share Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the Stock at the time the performance goals related to the Performance Shares are attained and paid to the recipient. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved.

  Performance-Based Awards

      Grants of performance-based awards under the Plan enable the committee to treat restricted stock and performance share awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards. Covered employees include the Company’s Chief Executive Officer and the four other most highly compensated officers.

      Participants for any given performance period are only entitled to receive payment for a performance-based award for such period to the extent that pre-established performance goals set by the committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period.

  Who has the authority to amend or terminate the Plan?

      The committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange rule.

      Adoption of the Plan requires approval by holders of a majority of the outstanding shares of stock who are present, or represented, and entitled to vote thereon, at the annual meeting of stockholders.

The Board of Directors recommends a vote FOR adoption of the Company’s

2000 Long-Term Incentive Plan.

ADOPTION OF PLAN OF REINCORPORATION AND MERGER

(Proposal No. 3)

      The Board of Directors has unanimously approved a proposal to change the Company’s state of incorporation from New York to Delaware (the “Plan of Reincorporation”).

      Throughout this Proposal No. 3, the term “Company” refers to the existing New York corporation and the term “Delaware Company” refers to Radyne ComStream Inc., a Delaware corporation and a wholly-owned subsidiary of the Company to be formed by the Company for the Plan of Reincorporation. The address and phone number of the principal executive office of the Delaware Company will be the same as those of the Company.

      The Plan of Reincorporation will be effected by merging the Company with and into the Delaware Company (the “Merger”) in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”). Upon completion of the Merger:

•	the Company will cease to exist;

•	the Delaware Company will continue to operate the business of the Company under the name “Radyne ComStream Inc.”;

•	the stockholders of the Company will automatically become the stockholders of the Delaware Company;

•	the stockholders will have rights as stockholders of the Delaware Company and no longer as stockholders of the Company, and such rights will be governed by Delaware law, the Delaware Company’s certificate of incorporation (the “Delaware Company Certificate”) and the Delaware Company’s bylaws (the “Delaware Company Bylaws”) rather than by New York law, the Company’s existing certificate of incorporation (the “Company Certificate”) and the Company’s existing bylaws (the “Company Bylaws”); and

•	options to purchase shares of the Company’s common stock automatically will be converted into options to acquire an equal number of shares of the Delaware Company’s common stock.

      The Plan of Reincorporation will not result in any change in the physical location, business, management, assets, liabilities, net worth or employee benefit plans of the Company. The Directors and officers of the Company immediately prior to the Merger will serve as the Directors and officers of the Delaware Company following the Merger. Following the Merger, we expect the Delaware Company’s common stock to be listed on the Nasdaq SmallCap Market under the symbol “RADN.”

      Approval of the Plan of Reincorporation will constitute approval of the Merger and the Merger Agreement. Following the annual meeting, if the Plan of Reincorporation is approved, the Company, upon satisfaction of applicable regulatory requirements, will submit the Merger Agreement to the offices of the New York Secretary of State and the Delaware Secretary of State for filing.

      The stockholders’ approval of the Plan of Reincorporation will constitute their approval of all of the provisions of the Delaware Company Certificate and Delaware Company Bylaws, including the limitation of director liability and indemnification of directors and officers under Delaware law, and including those provisions having “anti-takeover” implications, which may be significant to the Company and its stockholders in the future. The governance of the Delaware Company by Delaware law, the Delaware Company Certificate and the Delaware Company Bylaws will alter certain rights of the stockholders.

      The stockholders’ approval of the Plan of Reincorporation will mean that after the Merger, the certificate of incorporation of the Delaware Company as it exists immediately prior to the Merger will be the certificate of incorporation of the surviving company. Such certificate of incorporation will be in the form attached as Annex II.

      Under the Merger Agreement, each outstanding share of the Company’s common stock will automatically be converted into one share of the Delaware Company’s common stock upon the Effective Date of the

Merger. Each stock certificate representing issued and outstanding shares of the Company’s common stock will continue to represent the same number of shares of common stock of the Delaware Company. It will not be necessary for stockholders to exchange their existing Company stock certificates for the Delaware Company stock certificates.

      The discussion set forth below is a summary of the Merger Agreement and certain of its effects. It is qualified in its entirety by reference to the Merger Agreement attached to this Proxy Statement as Annex III.

      The Plan of Reincorporation has been approved unanimously by the Board of Directors. If approved by the stockholders, the Plan of Reincorporation will become effective upon the filing of the Merger Agreement and related documentation with the Secretary of State of both Delaware and New York (the “Effective Date”). The Board of Directors intends that the Plan of Reincorporation be consummated as soon as practicable following the annual meeting and the satisfaction of applicable regulatory requirements. Nonetheless, the Merger Agreement allows for the Board of Directors to abandon or postpone the Plan of Reincorporation or to amend the Merger Agreement either before or after the stockholders’ approval has been obtained and before the Effective Time, if circumstances arise causing the Board of Directors to deem either such action advisable.

Why is the Company proposing the Plan of Reincorporation?

      In recent years, a number of major public corporations have obtained the approval of their stockholders to reincorporate in Delaware. The Board of Directors believes it is beneficial and important that the Company also obtain the advantages of Delaware law. The Board of Directors believes the proposed change in domicile is in the best interests of the Company and its stockholders for several reasons, including: (i) the greater predictability and flexibility afforded by Delaware corporate law and its greater responsiveness to corporate needs, (ii) the more favorable and predictable corporate environment afforded by Delaware to corporate directors and officers, and (iii) the greater certainty afforded by Delaware law with respect to directors’ duties in the face of takeover offers and with respect to anti-takeover measures.

      For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware’s General Corporation Law has become widely regarded as the most well-defined body of corporate law in the United States. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law establishing public policies with respect to corporate legal affairs. Delaware has a more highly developed body of case law interpreting its corporate statutes than New York, giving Delaware corporate law an added measure of predictability that is useful in a judicial system based partly on precedent. These factors often provide the directors and management of Delaware corporations with greater certainty and predictability in managing the affairs of the corporation. Furthermore, the Delaware court system provides for the relatively expeditious resolution of corporate disputes. Delaware has a specialized Court of Chancery which hears cases involving corporate law and lacks jurisdiction over tort or criminal cases. Moreover, appeals to the Supreme Court of Delaware in important cases can be made and decided relatively rapidly. For these reasons, many American corporations have selected Delaware for their corporate domicile either initially or through subsequent reincorporation.

How does the Plan of Reincorporation affect directors and officers?

      The Board of Directors believes that reincorporation under Delaware law will enhance the Company’s ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The law of Delaware offers reduced risk and greater certainty and stability from the perspective of those who serve as corporate officers and directors. The intense competition that has characterized the wireless and cable communications industry has greatly expanded the challenges and risks facing the directors and officers of companies within that industry. To date, the Company has not experienced difficulty in retaining directors or officers. However, as a result of the significant potential liability and relatively small compensation associated with service as a director, the Company believes that the better understood, more favorable, and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment of talented and experienced directors and officers.

      The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under New York law. In addition, the protection from liability and ability to provide indemnification for directors and officers is somewhat greater under Delaware law than under existing New York law. Accordingly, the Board of Directors believes that the Company’s corporate objectives can be better achieved by reincorporating in Delaware, and by including provisions in the certificate of incorporation and bylaws of the Delaware company to eliminate personal liability of directors and officers and to provide for their indemnification to the maximum extent permitted by Delaware law.

      The Board of Directors believes that Delaware law strikes an appropriate balance with respect to personal liability of directors and officers, and that reincorporation in Delaware will enhance the Company’s ability to recruit and retain directors and officers in the future, while providing appropriate protection for stockholders from possible abuses by directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit, or for violations of federal laws such as the federal securities laws.

      The Board of Directors considered the predictability and flexibility of Delaware law and the efficiency of its judicial process when it approved the present proposal.

What are some of the possible disadvantages of the Plan of Reincorporation?

      Despite the unanimous belief of the Board of Directors that the Plan of Reincorporation is in the best interests of the Company and its stockholders, Delaware law has been criticized by some commentators on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states. In addition, following a reincorporation by the Company in Delaware, the Company may be able to complete a business combination which it would be unable to complete if the Company remained incorporated in New York. Such a business combination may be opposed by some stockholders. For a comparison of stockholders’ rights under Delaware and New York law, see “How do the charter and bylaw provisions of the Delaware Company and the Company and Provisions in the DGCL and NYBCL compare?”

What are the authorized shares of capital stock?

      As of the date hereof, the Company Certificate authorizes 20,000,000 shares of common stock, par value $0.002 per share (the “Common Shares”), of which [               ] Common Shares are issued and outstanding.

      The Delaware Company Certificate provides for 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, $.001 par value. The preferred stock may be issued in one or more series, each of such series to have such terms, including voting rights, as stated or expressed in the Delaware Company Certificate and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Delaware Company will not issue any shares of any stock in connection with the Plan of Reincorporation, other than the shares into which the old shares will convert.

How is the stock converted?

      After the Plan of Reincorporation becomes effective, the Delaware Company will issue a press release announcing that the transaction has occurred. At the same time, the holders of the old shares of the Company will become holders of the new shares of the Delaware Company. Shares of the Company will automatically convert into shares of the Delaware Company, on these terms:

•	The conversion will be on a one-for-one basis.

•	Each share of the common stock of the Company which is outstanding at the Effective Date will become one share of the common stock of the Delaware Company.

      At the Effective Date, each Company stock certificate which was outstanding just before the Plan of Reincorporation will automatically represent the same number of Delaware Company shares. Therefore, stockholders of the Company will not need to exchange their stock certificates for new Delaware Company stock certificates immediately following the Plan of Reincorporation.

Does the stock remain freely tradable?

      After the Plan of Reincorporation, those who were formerly stockholders of the Company may continue to make sales or transfers using their Company stock certificates. The Delaware Company will issue new certificates representing shares of the Delaware Company’s common stock for transfers occurring after the Effective Date. On request, the Delaware Company will issue new certificates to anyone who holds the Company’s stock certificates. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

      Stockholders whose shares of the Company were freely tradable before the Plan of Reincorporation will own shares of the Delaware Company which are freely tradable after the Plan of Reincorporation. Similarly, any stockholders holding securities with transfer restrictions before the Plan of Reincorporation will hold shares of the Delaware Company which have the same transfer restrictions after the Plan of Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, those who hold the Delaware Company’s stock certificates will be deemed to have acquired their shares on the date they originally acquired their shares in the Company.

      After the Plan of Reincorporation, the Delaware Company will continue to be a publicly held company, with its common stock tradable on the Nasdaq SmallCap Market under the symbol “RADN.” The Delaware Company will also file with the Securities and Exchange Commission and provide to its stockholders the same types of information that the Company has previously filed and provided.

What are the federal income tax consequences of the Plan of Reincorporation?

      The following discussion addresses certain federal income tax considerations that are generally applicable to holders of common stock of the Company who receive common stock of the Delaware Company in exchange for their common stock of the Company in the Plan of Reincorporation. This discussion does not address all of the tax consequences of the Plan of Reincorporation that may be relevant to particular stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are foreign persons or who acquired their common stock of the Company through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Plan of Reincorporation (whether or not such transactions are in connection with the Plan of Reincorporation). Finally, no foreign, state or local tax considerations are addressed herein. Accordingly, the Company’s Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Plan of Reincorporation and related transactions, including the applicable federal, state, local and foreign tax consequences to them of the Plan of Reincorporation and such related transactions.

      The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue

Service (the “IRS”) is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Plan of Reincorporation to the Company, the Delaware Company and/or the Company’s stockholders.

      Subject to the limitations, qualifications and exceptions described herein, and assuming the Plan of Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code (a “Reorganization” ), the following federal income tax consequences will generally result:

(a)	No gain or loss will be recognized by holders of the common stock of the Company upon receipt of common stock of the Delaware Company pursuant to the Plan of Reincorporation;

(b)	The aggregate tax basis of the common stock of the Delaware Company received by each stockholder of the Company in the Plan of Reincorporation will be equal to the aggregate tax basis of the common stock of the Company surrendered in exchange therefor;

(c)	The holding period of the common stock of the Delaware Company received by each stockholder of the Company will include the period for which such stockholder held the common stock of the Company surrendered in exchange therefor, provided that such common stock of the Company was held by such stockholder as a capital asset at the time of the Plan of Reincorporation; and

(d)	No gain or loss will be recognized by the Company or the Delaware Company as a result of the Plan of Reincorporation.

      Neither the Company nor the Delaware Company has requested a ruling from the IRS with respect to the federal income tax consequences of the Plan of Reincorporation. The Company will, however, obtain an opinion from Snell & Wilmer, L.L.P. to the effect that the reincorporation will constitute a Reorganization (the “Tax Opinion”). The Tax Opinion will neither bind the IRS nor preclude the IRS from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions, exceptions and qualifications and will be based upon the truth and accuracy of representations made by the Company, the Delaware Company and possibly certain stockholders of the Company.

      A successful IRS challenge to the Reorganization status of the Plan of Reincorporation would result in a stockholder recognizing gain or loss with respect to each share of common stock of the Company exchanged in the Plan of Reincorporation equal to the difference between the stockholder’s basis in such share and the fair market value, as of the time of the Plan of Reincorporation, of the common stock of the Delaware Company received in exchange therefor. In such event, a stockholder’s aggregate basis in the shares of common stock of the Delaware Company received in the exchange would equal their fair market value on such date, and the stockholder’s holding period for such shares would not include the period during which the stockholder held common stock of the Company.

      Even if the Plan of Reincorporation qualifies as a Reorganization, a stockholder would recognize gain if, and to the extent that, the stockholder received (directly or indirectly) consideration other than common stock of the Delaware Company in exchange for the stockholder’s common stock of the Company or to the extent that the common stock of the Delaware Company were considered to be received in exchange for services or property other than solely for common stock of the Company. All or a portion of such gain could be taxable as ordinary income. Under the terms of the Merger Agreement, no such consideration other than common stock of the Delaware Company will be issued in the Plan of Reincorporation.

      The Company’s stockholders will be required to attach a statement to their tax returns for the year of the reincorporation that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder’s tax basis in the stockholder’s common stock of the Company and a description of the common stock of the Delaware Company received.

What is the accounting treatment of the Merger?

      In accordance with generally accepted accounting principles, the Company expects that the Merger will be accounted for as a reorganization of entities under common control at historical cost.

Are there any necessary regulatory approvals?

      The Merger is not expected to be consummated until the Company has obtained all required consents of governmental authorities. To the Company’s knowledge, the only required consent to the consummation of the Merger will be the filing of a Certificate of Merger by the Tax Commissioner of the State of New York with the Secretary of State of the State of New York.

May the Plan of Reincorporation be abandoned?

      The Board of Directors will have the right to abandon the Merger Agreement and take no further action towards reincorporating the Company in Delaware at any time before the Plan of Reincorporation becomes effective, even after stockholder approval, if for any reason the Board of Directors determines that it is not advisable to proceed with the Plan of Reincorporation.

How do the charter and bylaw provisions of the Delaware Company and the Company and provisions in the DGCL and NYBCL compare?

      The relative rights of the stockholders of the Delaware Company and the Company and a number of other corporate governance matters will differ between the Delaware Company and the Company. These differences arise as a result of differences between the General Corporation Law of Delaware (“DGCL”) and the New York Business Corporation Law (“NYBCL”) and differences between each company’s respective certificates of incorporation and Bylaws. The following discussion identifies what the Board of Directors, with the advice of counsel, believes to be the most significant of these differences.

      Stockholders are advised that many provisions of the DGCL and NYBCL may be subject to differing interpretations, and that those offered herein may be incomplete in certain respects. The following discussion is not a substitute for direct reference to the statutes themselves or for professional interpretation of them. In addition, the following discussion is qualified in its entirety by reference to the DGCL, the NYBCL, case law applicable in Delaware or New York, the Delaware Company Certificate attached hereto as Annex II, the Delaware Company Bylaws, and the Company Certificate and Company Bylaws, copies of which are available for inspection at the principal office of the Company and copies of which will be sent to stockholders upon request.

  Consideration for Shares

      Under the NYBCL, stock certificates cannot be issued until full payment has been made, except for shares purchased under a stock option plan permitting installment payments. Under the DGCL, however, a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the DGCL may pay an amount equal to or greater than the par value of such shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

  Dividends and Redemption of Stock

      Subject to its charter provisions, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation’s “surplus.” The NYBCL defines surplus as the excess of net assets over stated capital, and allows the board to adjust stated capital. The DGCL, on the other hand, defines surplus as the excess of net assets over capital, and allows the board to adjust capital (for shares with par value, the capital need only equal the aggregate par value of such shares). If there is no surplus, the DGCL allows the corporation to apply net profits from the current or preceding fiscal year, or both, unless the corporation’s net assets are less than the capital represented by issued and outstanding stock which has a preference on any distribution of assets.

  Issuance of Rights and Options to Directors, Officers or Employees

      Under the NYBCL, the issuance of stock rights or stock options to directors, officers or employees, as well as plans providing therefore, must be approved by a majority of votes cast at a stockholders meeting. The DGCL does not require stockholder approval of such transactions.

  Vote Required for Certain Transactions

      Until February 1998, the NYBCL required the holders of two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation’s assets that may occur outside the ordinary course of business. Since February 1998, however, a New York corporation may provide in its charter that the holders of a majority of the outstanding stock may approve such transactions. The Corporation has not adopted such a charter provision. Under the DGCL, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets without a special provision in the charter, unless the charter provides otherwise. Furthermore, in the case of a merger under the DGCL, stockholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise, if (a) no amendment of the surviving corporation’s certificate of incorporation is made by the merger agreement; (b) each outstanding or treasury share of the surviving corporation before the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and (c) the merger results in no more than a 20% increase in its outstanding common stock.

      Special voting requirements may apply to certain business combinations with interested stockholders. See the discussion below under the heading “Business Combinations with Interested Stockholders.”

  Indemnification of Directors and Officers

      The NYBCL and the DGCL both allow a corporation to indemnify its directors and officers in connection with derivative and non-derivative actions. However, both generally require that the person to be indemnified must have acted in good faith and in a manner the person reasonably believed to be consistent with the best interests of the corporation. Also, with respect to derivative actions where the person is adjudged to be liable to the corporation, indemnification is not permitted unless a court determines that the person is fairly entitled to such indemnification. The NYBCL additionally provides that indemnification may not be made in connection with derivative actions where a pending claim is settled or otherwise disposed of, or in any action where the liability arises from actions taken in bad faith, intentional wrongdoing, or where an improper personal benefit was derived. The Company Certificate does not address indemnification of directors and officers. The Delaware Company Certificate generally provides for indemnification to the maximum extent permitted by applicable law.

  Insurance for Directors and Officers

      The NYBCL permits a corporation to purchase insurance for its directors and officers against liabilities arising from actions and omissions of the insured person, provided that such insurance does not provide for any payment, other than cost of defense, where a final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The DGCL permits a corporation to purchase insurance for its directors, officers, employees or agents against any liability incurred in such capacity.

  Limitation of Directors’ Liability

      The NYBCL permits a corporation to provide in its certificate of incorporation a provision limiting the personal liability of a director to the corporation or its stockholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (iii) his acts were in violation of certain provisions concerning dividends, distributions and loans to directors. However, the Company Certificate does not contain such a provision.

      The DGCL permits a corporation to provide in its certificate of incorporation a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the payment of certain unlawful dividends or distributions; or (iv) any transaction from which the director derived an improper personal benefit. The Delaware Company Certificate contains such a provision.

  Classification of Directors

      Both laws permit “classified” boards of directors, which means the directors have staggered terms that do not all expire at once. The NYBCL permits as many as four classes, the DGCL only three.

  Number of Directors

      The Company Bylaws generally provide that the number of directors constituting the Board will be three, except where the Board or the stockholders fix a greater number. The NYBCL allows stockholders to increase or decrease the size of the board. The Delaware Company Bylaws provide that the Board shall consist of at least three directors, as set by the Board.

  Removal of Directors

      Under the NYBCL, generally, directors may be removed by the stockholders for cause. Also, the certificate of incorporation or the specific provisions of a by-law adopted by the stockholders may provide for such removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series, or holders of bonds, voting as a class, when so entitled by the provisions of the certificate of incorporation. Neither the Company Certificate nor Company Bylaws have such a provision. The Company Bylaws provide that any director or the entire Board of Directors may be removed, with or without cause, by a vote of stockholders.

      Under the DGCL, generally, directors may be removed with or without cause by a majority vote of the stockholders, unless the certificate of incorporation provides otherwise. The Delaware Company Certificate does not provide otherwise.

  Transactions with Interested Directors

      The NYBCL provides several methods for establishing the validity of transactions between a corporation and interested directors. One method requires a vote of the board or a committee that would be sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board or committee, by unanimous vote of the disinterested directors. The comparable provision of the DGCL requires only the affirmative vote of a majority of the disinterested directors, without requiring that such vote would be sufficient alone to be the act of the board or committee.

  Loans and Guarantees of Obligations of Directors

      Under the NYBCL (as applicable to the Company), a corporation may not lend money to or guarantee the obligation of a director of the corporation unless the loan or guarantee is approved by the stockholders, with the holders of a majority of the votes of the shares entitled to vote thereon constituting a quorum, but shares held by directors who are benefited by such loan or guarantee are not entitled to vote or to be included in the determination of a quorum. Under the DGCL, a board of directors may authorize loans or assistance to or guarantees of indebtedness of employees and officers, including any employee or officer who is a director, whenever, in the judgment of the board, such loan, assistance or guaranty may reasonably be expected to benefit the corporation.

  Business Combinations with Interested Stockholders

      Provisions in both laws may help to prevent or delay changes of corporate control. In particular, both the NYBCL and the DGCL restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

      Under the NYBCL, an interested stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested stockholder, unless the board of directors approved either the business combination or the acquisition of stock by the interested stockholder before the interested stockholder acquired his or her shares. An “interested stockholder” under the NYBCL is generally a beneficial owner of at least 20% of the corporation’s outstanding voting stock. “Business combinations” under the NYBCL include mergers and consolidations between corporations or with an interested stockholder; sales, leases, mortgages or other dispositions to an interested stockholder of assets with an aggregate market value which either (1) equals 10% or more of the corporation’s consolidated assets or outstanding stock, or (2) represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers of stock with an aggregate market value of at least 5% in relation to the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested stockholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested stockholder; and the receipt by an interested stockholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

      After the five-year period referred to in the NYBCL, the law allows such business combinations if either the board of directors or a majority of the outstanding voting stock not owned by the interested stockholder have approved the business combination or the purchase of stock by the interested stockholder before the interested stockholder acquired his or her shares. Business combinations are also permitted when certain statutory “fair price” requirements are met.

      Section 203 of the DGCL generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An “interested stockholder” under the DGCL is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation.

      Briefly described, the prohibited combinations include: mergers or consolidations; sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation; issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder; receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; or any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

      A Delaware corporation may choose not to have Section 203 of the DGCL apply. The Delaware Company has chosen, however, to accept the protections of Section 203, and therefore the Delaware Certificate will not waive those protections. Nevertheless, Section 203 will not apply in the following cases:

•	If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

•	If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

•	If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder also ratified the business combination at a stockholders’ meeting. The NYBCL prohibits, in the absence of an exemption, any “business combination” (as therein defined) between a corporation and an “interested stockholder” for five years after the date that the interested stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder. After five years, such a business combination is permitted only if (i) it is approved by a majority of the shares not owned by the interested stockholder or by an affiliate or associate of the interested stockholder; or (ii) certain statutory fair price requirements are met. An “interested stockholder” is, among others, any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting shares of the corporation.

  Stockholder Action by Written Consent

      The NYBCL permits stockholder action without a meeting upon the written consent of all outstanding shares entitled to vote on the matter, unless the certificate of incorporation permits majority stockholder consent. The Company Certificate does not so permit. The DGCL permits stockholder action without a meeting upon the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. However, the Delaware Company Certificate does not permit action by majority written consent.

  Inspection of Stockholders List

      The NYBCL requires five days’ written notice from a stockholder of record to inspect the list of record stockholders for any purpose reasonably related to the person’s interest as a stockholder. Under the DGCL, any stockholder may inspect the stockholders list for any purpose reasonably related to the person’s interest as a stockholder. In addition, for at least ten days prior to each stockholders meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

  Dissenters’ Rights

      The NYBCL provides that a dissenting stockholder has the right to receive the fair value of his shares if he complies with certain procedures and objects to (i) certain mergers and consolidations, (ii) certain dispositions of assets requiring stockholder approval, (iii) certain share exchanges, or (iv) certain amendments to the certificate of incorporation which adversely affect the rights of such stockholder. The DGCL provides such appraisal rights only in the case of stockholders objecting to certain mergers or consolidations (which class of mergers or consolidations is somewhat narrower than the class giving rise to appraisal rights under the NYBCL), unless additional appraisal rights are provided in the certificate of incorporation. The Delaware Company Certificate does not provide any such additional appraisal rights.

  Appraisal Rights

      Generally, “appraisal rights” entitle dissenting stockholders to receive the fair value of their shares in the merger or consolidation of a corporation or in the sale of all or substantially all its assets. The NYBCL also extends appraisal rights to an exchange of a corporation’s shares.

      The NYBCL provides that dissenting stockholders have no appraisal rights if their shares are listed on a national securities exchange. But in the case of shares not listed on an exchange, appraisal rights under the NYBCL allow any stockholder of a New York corporation, with various exceptions, to receive fair value for his or her shares in such transactions. Regardless of listing on an exchange, appraisal rights may be unavailable under the NYBCL in a merger between a parent corporation and its subsidiary where only one of them is a New York corporation, or in a merger between a parent and subsidiary where both are New York corporations and the parent owns at least 90% of the subsidiary. Also, appraisal rights are available to stockholders who are not allowed to vote on a merger or consolidation and whose shares will be canceled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the stockholder may have to request the appraisal and follow other required procedures.

      Similarly, under the DGCL, appraisal rights are not available to a stockholder if the corporation’s shares are listed on a national securities exchange or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation’s stockholders. But, regardless of listing on an exchange, a dissenting stockholder in a merger or consolidation has appraisal rights under the DGCL if the transaction requires him or her to exchange shares for anything of value other than one or more of (a) shares of stock of the surviving corporation or of a new corporation which results from the merger or consolidation, (b) shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 stockholders of record after the merger or consolidation occurs, or (c) cash instead of fractional shares of the surviving corporation or another corporation.

  Holding Company Reorganization

      The DGCL permits a corporation, unless otherwise prohibited by its certificate of incorporation (the Delaware Company Certificate has no such prohibition), to reorganize as a holding company without stockholder approval. The reorganization contemplated by the statute is accomplished by merging the subject corporation with or into a direct or indirect wholly-owned subsidiary of the corporation and converting the stock of the corporation into stock of another direct or indirect wholly-owned subsidiary of the corporation, which would be the new holding company. The DGCL protects certain rights of stockholders in connection with these transactions, but there can be no assurance that such protection would be satisfactory in any specific transaction. The NYBCL has no analogous provisions allowing holding company reorganizations without stockholder approval.

  Special Meetings

      The Company Bylaws provide that special meetings of stockholders may be called at the behest of the president, a majority of the Board of Directors or the holders of ten percent (10%) of the shares of the Company entitled to vote at such meeting. The Delaware Company Certificate provides that special meetings of stockholders may be called at the behest of the president, a majority of the Board of Directors or the holders of a majority of the shares of the Company entitled to vote at such meeting.

  Proxies

      Under the NYBCL, a proxy shall not be voted or acted upon after 11 months from its date unless such proxy provides for a longer period. Under the DGCL and the Delaware Company Bylaws, a proxy shall not be voted or acted upon after three years from its date unless such proxy provides for a longer period.

What are the material changes in the Delaware Company Certificate and Bylaws from the Company Certificate and Bylaws?

      The Delaware Company Certificate and Bylaws will be in effect and will govern the rights of stockholders in the event the Plan of Reincorporation is approved and the Merger takes place. The Delaware Company Certificate is substantially similar to the Company Certificate. The differences between the two are primarily a result of differences between the NYBCL and the DGCL as discussed above. Set forth below is a summary of the material changes in the Delaware Company Certificate and Bylaws from the current Company Certificate and Bylaws. The Bylaws of the Delaware Company and the Company are substantially similar except that the Bylaws of the Delaware Company reflect the DGCL and the provisions of the Delaware Company Certificate.

      The following summary does not purport to be a complete statement of such changes or of the Delaware Company Certificate and Bylaws and is qualified in its entirety by reference to such charter and Bylaws. Copies of the Company Certificate and Bylaws are available for inspection at the principal office of the Company and copies will be sent to stockholders upon request.

  Indemnification and Limitation of Liability

      The Delaware Company Certificate and Bylaws provide for indemnification of directors and officers (including provisions authorizing the advancement of expenses incurred in connection with certain applicable proceedings) to the fullest extent permitted by the DGCL.

      Provisions relating to indemnification of directors and officers of the Company are included in the Company’s Bylaws rather than in the Company Certificate. Such provisions provide for indemnification of directors and officers to the fullest extent permitted by applicable law.

      The Delaware Company Bylaws expressly authorize the corporation to purchase and maintain directors’ and officers’ liability insurance to insure against liabilities or losses incurred in such capacities whether or not the corporation would have the power to indemnify the individual under the DGCL. There is no similar provision in the Company Certificate or Bylaws.

  Anti-takeover provisions of the Delaware Company Certificate

      The Company does not believe that the Delaware Company Certificate and Bylaws as presently constituted contain any provisions which are intended to have an anti-takeover effect. Under the Delaware Company Certificate, a number of shares of capital stock remain authorized and not reserved for any purpose and are available for issuance. Although these shares are authorized to allow the Board of Directors, without further stockholder approval, to issue additional shares of the Company’s capital stock to raise capital or to effect potential acquisitions in the future, the authorization of such additional shares could incidentally have an anti-takeover effect, in that such shares could potentially be issued in such manner as to hamper the efforts of persons who might attempt to gain control of the Company. The Delaware Company Certificate specifically provides that the Board has the authority to create the special terms and conditions of the preferred stock which it issues. The Board is authorized to establish the number of shares of preferred stock to be issued in any series it decides to issue, and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the preferred stock, including voting rights and conversion rights, and the qualifications, limitations and restrictions thereon. Accordingly, it is possible for the Board to seek to authorize the issuance of a series of preferred stock with rights and preferences that could affect an attempt to acquire control of the Company. For example, such additional authorized shares could potentially be issued to dilute the stock ownership of persons seeking to obtain control of the Company, or shares of preferred stock with favorable voting rights, such as the right to elect certain additional directors, or to provide the holders of other special rights could be created and issued to parties that support the management of the Company.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to adopt the Plan of Reincorporation.

STOCKHOLDER PROPOSALS AND NOMINATIONS

      Stockholder proposals for the 2001 annual meeting must be received at the principal executive offices of the Company by March 1, 2001, to be considered for inclusion in the Company’s proxy materials relating to such meeting.

      Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the 2001 annual meeting of Stockholders:

•	You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;

•	You must notify the Secretary in writing no later than March 1, 2001, which is 120 days prior to the anniversary date of this annual meeting;

•	Your notice must contain the specific information required in our Bylaws.

      A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

RADYNE COMSTREAM INC.

/s/ GARRY D. KLINE

GARRY D. KLINE
Secretary

May 15, 2000

Annex I

RADYNE COMSTREAM INC.

2000 LONG-TERM INCENTIVE PLAN

ARTICLE 1.

PURPOSE

      1.1  General. The purpose of the Radyne Comstream Inc. 2000 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Radyne Comstream Inc. (the “Company”) by linking the personal interests of its key employees and non-employee directors of the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Company also intends that the Plan will provide it with the flexibility to motivate, attract, and retain the services of key employees and non-employee directors of the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

EFFECTIVE AND EXPIRATION DATES

      2.1  Effective Date. The Plan is effective as of May 1, 2000 (the “Effective Date”). Within one year of the Effective Date, the Plan will be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable laws and the Company’s By-Laws and Articles of Incorporation. Any Award granted under the Plan before shareholder approval is effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders do not approve the Plan, any Award previously made will be automatically canceled without any further act.

      2.2  Expiration Date. The Plan will expire on, and no Award may be granted under the Plan after, April 30, 2010.

ARTICLE 3.

DEFINITIONS AND CONSTRUCTION

      3.1  Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

(a) “Award” means any Option, Director Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

“Change of Control” means any of the following:

(1) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

(3) the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company;

(4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than any current shareholder of the Company or affiliate thereof or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding Stock; or

(5) during any two-year period, individuals who at the beginning of such period do not constitute a majority of the Board at the end of that period, excluding any new director approved by a vote of at least two-thirds of the directors who were directors at the beginning of the period.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the committee of the Board described in Article 4.

(f) “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(g) “Director Option” means an Option granted to a Non-Employee Director under Section 12.

(h) “Disability” means a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s employer’s long-term disability plan, or if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant’s employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall mean permanent and total disability for purposes of Social Security.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date will be the closing price for the Stock as reported on the NASDAQ (or on any national securities exchange on which the Stock is then listed) for that date or, if no price is reported for that date, the closing price on the next preceding date for which such price was reported.

(k) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(l) “Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company. For purposes of Section 4.1, a Non-Employee Director means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(m) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(n) “Option” means a right granted to a Participant under Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option granted under Article 7 of the Plan may be either an Incentive Stock Option or a Non-Qualified Stock Option. An Option granted under Article 12 of the Plan may only be a Non-Qualified Stock Option.

(o) “Participant” means a person who, as an employee, officer, or Non-Employee Director of, or consultant or advisor to, the Company or any Subsidiary, has been granted an Award under the Plan.

(p) “Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(q) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes, earnings before interest, taxes, depreciation, and amortization, pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(r) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(s) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(t) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain objectives or goals established by the Committee.

(u) “Plan” means the Radyne Comstream Inc. 2000 Long-Term Incentive Plan, as amended from time to time.

(v) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(w) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.

(x) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8 and the applicable Award Agreement.

(y) “Subsidiary” means any corporation of which the Company beneficially owns (directly or indirectly) a majority of the outstanding voting stock or voting power.

ARTICLE 4.

ADMINISTRATION

      4.1  Committee. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.

      4.2  Action by the Committee. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      4.3  Authority of Committee. The Committee has the exclusive power, authority, and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance-Based Awards;

(e) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify or terminate an Award without the Participant’s consent under any other provision of the Plan.

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

      4.4  Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5.

SHARES SUBJECT TO THE PLAN

      5.1  Number of Shares. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan will be 2,000,000.

      5.2  Lapsed Awards. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

      5.3  Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4  Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant who is a Covered Employee during the Company’s fiscal year is 500,000.

ARTICLE 6.

ELIGIBILITY AND PARTICIPATION

      6.1  Eligibility.

      (a)  General. Persons eligible to participate in this Plan (other than Article 12) include all employees and officers of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee. Persons eligible to receive Director Option grants under Article 12 of the Plan include all Non-Employee Directors of the Company.

      (b)  Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the number of shares of Stock available under Section 5.1 of the Plan.

      6.2  Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award; provided that the Committee does not have the authority to determine those Participants eligible to receive Director Options under Article 12. No individual will have any right to be granted an Award under this Plan.

ARTICLE 7.

STOCK OPTIONS

      7.1  General. The Committee is authorized to grant Options to Participants (other than to Non-Employee Directors) on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option be not less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than Options that are intended to be Incentive Stock Options or Options that are intended to qualify as performance-based compensation under Code Section 162(m)) with an exercise price of less than the Fair Market Value on the date of grant.

(b) Time and Conditions of Exercise. The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee may also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Lapse of Option. An Option will lapse under the following circumstances:

(1) The Option will lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(2) Unless otherwise provided in the Award Agreement, the vested portion of the Option will lapse upon the earlier of (i) the Option’s expiration date or (ii) 90 days after a Participant’s termination of employment or service for any reason other than the Participant’s death or Disability. Upon a Participant’s termination of employment or service with the Company or any Subsidiary, the non-vested portion of the Option will lapse upon the date of such termination. To the extent that any portion of an Incentive Stock Option is exercised more than 90 days after the date the Participant ceases to be an employee of the Company for any reason (other than death or Disability), the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option; and

(3) Unless otherwise provided in the Award Agreement, if the Participant terminates employment or service on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the vested portion of the Option will lapse on the earlier of (i) the Option’s expiration date, or (ii) one year after the date the Participant terminates employment on account of Retirement, Disability or death. Upon a Participant’s termination of employment or service with the Company or any Subsidiary, the non-vested portion of the Option will lapse upon the date of such termination. Upon the Participant’s Disability or death, any Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition or dies intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution. To the extent that any portion of an Incentive Stock Option is exercised more than 12 months after the date the Participant ceases to be an employee of the Company on account of Disability, the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option.

(d) Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock that has been held by the Participant for at least six months (through actual tender or by attestation), promissory note, or other property (including broker-assisted arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to a Participant.

(e) Evidence of Grant. All Options will be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement will include such additional provisions as may be specified by the Committee.

      7.2  Incentive Stock Options. Incentive Stock Options will be granted only to employees of the Company and any Subsidiary and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules.

(a) Exercise Price. The exercise price per share of Stock will be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. If for any reason Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

      8.1  Grant of SARs. The Committee is authorized to grant SARs to Participants on such terms and conditions as may be selected by the Committee. The Committee has the complete discretion to determine the number of SARs granted to each Participant. All Awards of SARs will be evidenced by an Award Agreement.

      8.2  Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the grant price of the Stock Appreciation Right as determined by the Committee, which will not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

      8.3  Other Terms. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right will be determined by the Committee at the time of the grant of the Award and will be reflected in the Award Agreement.

      8.4  Death or Disability. Unless provided otherwise in a Participant’s Award Agreement, a Stock Appreciation Right will be vested and exercisable if a Participant terminates employment on account of death or Disability.

ARTICLE 9.

PERFORMANCE SHARES

      9.1  Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee has the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares will be evidenced by an Award Agreement.

      9.2  Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establish at grant or thereafter. The Committee may set objectives or goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

      9.3  Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

      9.4  Death or Disability. Unless provided otherwise in a Participant’s Award Agreement, Performance Shares will be vested and exercisable if a Participant terminates employment on account of death or Disability.

ARTICLE 10.

RESTRICTED STOCK AWARDS

      10.1  Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock will be evidenced by a Restricted Stock Award Agreement.

      10.2  Issuance and Restrictions. Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      10.3  Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period for any reason (other than death or Disability), Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      10.4  Death or Disability. Unless provided otherwise in a Participant’s Award Agreement, restrictions on Restricted Stock will lapse if a Participant terminates employment on account of death or Disability.

      10.5  Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee will determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11.

PERFORMANCE-BASED AWARDS

      11.1  Purpose. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 will control over any contrary provision contained in Articles 9 or 10.

      11.2  Applicability. This Article 11 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period will not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered

Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other period.

      11.3  Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

      11.4  Payment of Performance Awards. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      11.5  Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 500,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award will be determined by multiplying 500,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

ARTICLE 12.

NON-EMPLOYEE DIRECTOR OPTION GRANTS

      12.1  Periodic Director Option Grants. The Board shall have the authority to grant Options to Non-Employee Directors. Options granted to Non-Employee Directors under this Section 12.1 will have terms and conditions consistent with the provisions of this Article 12 and such other terms and conditions consistent with the provisions in this Plan.

      12.2  Option Exercise Price. The exercise price for Director Options will be the Fair Market Value as of the relevant date of grant.

      12.3  Period for Exercise. A Director Option granted under Section 12.1 will be exercisable in accordance with the Award Agreement and will be subject to such terms and conditions as set forth by the Committee.

      12.4  Termination of Director Status. If a Non-Employee Director ceases to be a director of the Company for any reason, any vested Director Option will expire on the earlier of (i) its expiration date, or (ii) 90 days after the date on which his or her status as a director terminated. Leave of absence approved by the Committee will not constitute termination of status as director. If a Non-Employee Director terminates service because of death, any Director Option may be exercised in whole or in part by the executor or administrator of the Non-Employee Director’s estate or by the person or persons entitled to the Director Option by will or by applicable laws of descent and distribution. If a Non-Employee Director ceases to be a director of the Company for any reason, any nonvested Director Option will expire on the date the Non-Employee Director ceases to be a director of the Company.

      12.5  Payment of Exercise Price. The exercise price of a Director Option may be paid in cash, shares of Stock that have been held for at least six month (through actual tender or by attestation), or other property (including broker-assisted arrangements).

ARTICLE 13.

PROVISIONS APPLICABLE TO AWARDS

      13.1  Stand-Alone and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      13.2  Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

      13.3  Term of Award. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

      13.4  Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock that has been held by the Participant for at least six months, promissory note, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      13.5  Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

      13.6  Beneficiaries. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50 percent of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      13.7  Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock..

      13.8  Acceleration upon a Change of Control. If a Change of Control occurs, all outstanding Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 14.

CHANGES IN CAPITAL STRUCTURE

      14.1  General. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) will be increased proportionately without any change in the aggregate purchase price therefor. If the Stock is changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock is exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

ARTICLE 15.

AMENDMENT, MODIFICATION AND TERMINATION

      15.1  Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      15.2  Awards Previously Granted. No termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant.

ARTICLE 16.

GENERAL PROVISIONS

      16.1  No Rights to Awards. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      16.2  No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      16.3  Withholding. The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

      16.4  No Right to Employment. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

      16.5  Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      16.6  Indemnification. To the extent allowable under applicable law, each member of the Committee or of the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      16.7  Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      16.8  Expenses. The expenses of administering the Plan will be paid by the Company and its Subsidiaries.

      16.9  Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.

      16.10  Fractional Shares. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

      16.11  Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      16.12  Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended (the “1933 Act”), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      16.13  Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware.

Annex II

CERTIFICATE OF INCORPORATION

OF
RADYNE COMSTREAM INC.

ARTICLE ONE

      The name of the corporation is Radyne ComStream Inc.

ARTICLE TWO

      The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

      A.  The corporation is authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock”; the total number of shares of Common Stock that the corporation shall have authority to issue is 50,000,000 and each of such shares shall have a par value of $.001; and the total number of shares of Preferred Stock that the corporation shall have the authority to issue is 10,000,000 and each of such shares shall have a par value of $.001.

      B.  Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series to the fullest extent permitted by law.

ARTICLE FIVE

      The name and mailing address of the incorporator is Garry D. Kline, 3138 East Elwood Street, Phoenix, Arizona 85034.

ARTICLE SIX

      The number of directors constituting the initial Board of Directors of the corporation is seven (7). Thereafter, the number of directors constituting the Board of Directors shall be as set forth in the Bylaws.

ARTICLE SEVEN

      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director’s term of terms of office.

ARTICLE EIGHT

      A.  The corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”) against expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this subparagraph with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of this corporation.

      B.  The right to indemnification conferred in Subparagraph A of this Article shall include the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Subparagraph B or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

      C.  If a claim under either Subparagraph A or B of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise shall be on the corporation.

      D.  The rights to indemnification and advancement of expenses conferred in this Article shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the corporation’s certificate of incorporation, as it may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested directors, or otherwise. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

      E.  The corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

      F.  For purposes of this Article, references to the “corporation” shall include any subsidiary of this corporation from and after the acquisition thereof by this corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition thereof by this corporation shall stand in the same position under the provisions of this section as such person would have had such person served in such position for this corporation.

      G.  The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

ARTICLE NINE

      The corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes §§ 10-2701 et seq., or any successor thereto.

ARTICLE TEN

      The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law.

ARTICLE ELEVEN

      The Board of Directors of the corporation shall have the power to adopt, amend, and repeal any or all of the Bylaws of the corporation.

      I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true.

GARRY D. KLINE
Incorporator

Dated this   day of           , 2000.

Annex III

FORM OF AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (“Plan of Merger” ) is made and entered into as of             , 2000 by and between Radyne ComStream Inc., a New York corporation (“New York Radyne”) and Radyne ComStream Inc., a Delaware corporation (“Delaware Radyne”).

W  I  T  N  E  S  S  E  T  H:

      WHEREAS, New York Radyne is a corporation duly organized and existing under the laws of the State of New York;

      WHEREAS, Delaware Radyne is a corporation duly organized and existing under the laws of the State of Delaware;

      WHEREAS, the authorized capital stock of New York Radyne is 20,000,000 shares of common stock, par value $.002, of which [               ] are issued and outstanding (the “New York Radyne Common Stock” and together with any preferred stock that may be authorized constituting the “New York Radyne Capital Stock”).

      WHEREAS, the authorized capital stock of Delaware Radyne will be, prior to the Effective Date as defined herein: (i) 50,000,000 shares of common stock, par value $.001 per share (the “Delaware Radyne Common Stock”), of which 100 shares are currently issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $.001 per share (the “Delaware Radyne Preferred Stock” and together with Delaware Radyne Common Stock shall constitute “Delaware Radyne Capital Stock”) of which no shares are currently issued and outstanding;

      WHEREAS, the Boards of Directors of New York Radyne and Delaware Radyne deem it advisable and in the best interests of their respective corporations and stockholders that New York Radyne be merged with and into Delaware Radyne, with Delaware Radyne being the surviving corporation (the “Reincorporation Merger”);

      WHEREAS, the Boards of Directors of New York Radyne and Delaware Radyne have approved this Agreement by resolutions duly adopted by their respective Boards of Directors in accordance with the laws of their respective jurisdictions of incorporation; and

      WHEREAS, New York Radyne and Delaware Radyne desire to effect the Reincorporation Merger as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”);

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in accordance with applicable law, the parties hereto agree as follows:

1. Merger. New York Radyne shall be merged with and into Delaware Radyne, and Delaware Radyne shall survive the Reincorporation Merger. The address of the registered office of Delaware Radyne in Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

The Merger shall be effective upon filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware and a Certificate of Merger with the New York Department of State (the “Effective Date”).

2. Succession. On the Effective Date, Delaware Radyne shall succeed to New York Radyne in the manner of and as more fully set forth in Section 259 of the Delaware General Corporation Law. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of New York Radyne, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans,

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policies, agreements, arrangements, approvals and authorizations of Delaware Radyne and shall be as effective and binding thereon as the same were with respect to New York Radyne.

3. Directors and Officers and Governing Documents. The directors and officers of Delaware Radyne shall be the same upon the Effective Date as they are immediately prior thereto. The Certificate of Incorporation of Delaware Radyne, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of Delaware Radyne as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The By-Laws of Delaware Radyne, as in effect on the Effective Date, shall continue to be the By-Laws of Delaware Radyne as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

4. Further Assurances. On the Effective Date, from time to time, as and when required by Delaware Radyne or by its successors and assigns, there shall be executed and delivered on behalf of New York Radyne such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Delaware Radyne the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of New York Radyne, and otherwise to carry out the purposes of this Plan of Merger, and the officers and directors of Delaware Radyne are fully authorized to take any and all such action and to execute and delivery any and all such deeds and other instruments.

5. Capital Stock of New York Radyne. On the Effective Date, by virtue of the Merger and without any action on the part of the holder hereof, each share of New York Radyne Capital Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully-paid and non-assessable share of Delaware Radyne Capital Stock.

6. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of New York Radyne Capital Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Radyne Capital Stock into which the shares of New York Radyne Capital Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Delaware Radyne or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Delaware Radyne or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon the shares of Delaware Radyne Capital Stock evidenced by such outstanding certificate as above provided.

7. Continuation and Ratification of Options to Purchase Capital Stock. On the Effective Date, each option to purchase a share of New York Radyne Capital Stock outstanding immediately prior to the Effective Date, if any, shall automatically and without further act of New York Radyne, Delaware Radyne, or any holder thereof, become an option to purchase one (1) share of Delaware Radyne Capital Stock subject to the same terms and conditions except that, if the conversion ratio is other than 1:1, appropriate adjustment shall be made in the price per share to be paid, so as to give effect to the conversion ratio.

8. Delaware Radyne Capital Stock. Forthwith upon the Effective Date, the 100 shares of Delaware Radyne Common Stock presently issued and outstanding in the name of New York Radyne shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Radyne Common Stock, and no shares of Delaware Radyne Common Stock or other securities of Delaware Radyne shall be issued in respect thereof.

9. Employee Benefit Plans. As of the Effective Date, Delaware Radyne hereby assumes all obligations of New York Radyne under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date including, without limitation, all issued and outstanding options.

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10. Amendment. Subject to applicable law, at any time before or after approval and adoption by the stockholders of New York Radyne, this Plan of Merger may be amended, supplemented or modified in any manner.

11. Abandonment. At any time before the Effective Date, this Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either New York Radyne or Delaware Radyne, or both, notwithstanding approval of this Plan of Merger by the stockholders of New York Radyne.

12. Counterparts. In order to facilitate the filing and recording of this Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and the same agreement.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

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      IN WITNESS WHEREOF, the Plan of Merger, having first been duly approved by resolutions of the Boards of Directors of New York Radyne and Delaware Radyne, is hereby executed as of the date first above written on behalf of each of said two corporations by their respective officers thereunto duly authorized.

RADYNE COMSTREAM INC., a New York corporation	RADYNE COMSTREAM INC., a Delaware corporation

ROBERT C. FITTING	ROBERT C. FITTING
Chief Executive Officer	Chief Executive Officer

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RADYNE COMSTREAM INC.

Annual Meeting of Stockholders — June 29, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert C. Fitting and Garry D. Kline, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Radyne ComStream Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of the Company, 3138 East Elwood Street, Phoenix, Arizona 85034, on Thursday, June 29, 2000, at 2:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

1.	Election of Directors

[ ] FOR all nominees listed at right (except as marked to the contrary below)	[ ] WITHHOLD authority to vote for all nominees listed below	Nominees: 01 Lim Ming Seong 02 Lee Yip Loi 03 Dennis W. Elliott 04 Tang Kum Chuen 05 Robert C. Fitting 06 Dr. C.J. Waylan

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name at right.

2. Approval of adoption of the company’s 2000 long-term incentive plan:
[ ] FOR [ ] AGAINST [ ] ABSTAIN

Please mark, sign and date the reverse side and return the proxy card promptly using the enclosed envelope.
(Continued and to be signed on the other side)

(Continued from other side)

3. Approval of a plan of reincorporation from New York to Delaware:
[ ] FOR [ ] AGAINST [ ] ABSTAIN
4. In their discretion, the proxies are authorized to vote upon all other matters that properly may be presented at the meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2, AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

  The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Dated:	, 2000

Signature of Stockholder:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

Address Change? Mark Box [  ] Indicate change to the right.